Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of CEN Biotech, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Joseph Byrne, Chief Executive Officer, do hereby certify, to my knowledge:

(1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: November 17, 2017

By:	/s/ Joseph Byrne
Joseph Byrne
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to CEN Biotech, Inc. and will be retained by CEN Biotech, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.